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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-91483, 33-88634, 33-88636, 33-88638, 333-07835, 333-07831, 333-63815 and 333-63813) and Form S-3
(Nos. 333-36853, 333-49941, 333-57947 and 333-67429) of Maxwell Technologies,
Inc. of our report on the financial statements of Space Electronics Inc. dated January 23, 1998 included in this Form 8-K. It should be noted that we have not audited any financial statements of Space Electronics Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                                  ARTHUR ANDERSEN LLP

San Diego, California
February 11, 1999